EX.99.d.iv.

SECOND AMENDMENT TO

INVESTMENT ADVISORY AGREEMENT

FOR

AGFiQ FUNDS

(formerly, QuantShares Funds)

THIS AMENDMENT to the Investment Advisory Agreement dated February 19, 2016, as amended, is made as of the 6th day of December 2018, between FQF Trust, a Delaware statutory trust ("Trust"), and FFCM LLC, a Delaware limited liability company ("Adviser”).

WHEREAS, the Trust, on behalf of AGFiQ U.S. Market Neutral Anti-Beta Fund and AGFiQ Hedged Dividend Income Fund, each a series of the Trust (each, a "Fund" and, collectively, the "Funds"), and the Adviser arc parties to an Investment Advisory Agreement made as of February 19, 2016, as amended (the "Agreement"); and

WHEREAS, the parties hereby wish to amend Appendix A to the Agreement to reflect a reduction in the advisory fee schedule for the Funds.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, it is agreed between the parties hereto as follows:

1.            The compensation payable by the Funds to the Adviser as set forth on Appendix A to the Agreement is revised effective as of December 6, 2018 to provide as follows:

Fund	Effective Date	Fee Rate
AGFiQ U.S. Market Neutral Momentum Fund (MOM)	December 6, 2018	0.50%
AGFiQ U .S. Market Neutral Value Fund (CHEP)	December 6, 2018	0.50%
AGFiQ U.S. Market Neutral Size Fund (SIZ)	December 6, 2018	0.50%
AGFiQ U .S. Market Neutral Anti-Beta Fund (BTAL)	December 6, 2018	0.45%
AGFiQ Hedged Dividend Income Fund (DIVA)	December 6, 2018	0.45%
AGFiQ Equal Weighted High Momentum factor Fund (HJMO)	December 6, 2018	0.25%
AGFiQ Equal Weighted Low Beta Factor Fund (LBET)	December 6, 2018	0.25%
AGFiQ Equal Weighted Value Factor Fund (RVAL)	December 6, 2018	0.25%

2.	Except as otherwise set forth herein, the terms and conditions of the Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the 6th day of December 2018.

FQF TRUST

By:	/s/ William DeRoche
Name:	William DeRoche
Title:	President

AGF Investments LLC

By:	/s/ Adrian Basaraba
Name:	Adrian Basaraba
Title:	Director

By:	/s/ Judy Goldring
Name:	Judy Goldring
Title:	Director